EXHIBIT 10(m)

                              FIRST AMENDMENT TO
                      JACOBSON STOCK OPTION PLAN OF 1994

        WHEREAS, JACOBSON STORES INC., a Michigan corporation (the "Company"), has previously adopted the Jacobson Stock Option Plan of 1994 (the "Plan");

        WHEREAS, pursuant to Article V, Section 5 of the Plan, the Company's Board of Directors may amend the Plan; or any Options; and

        WHEREAS, the Company's Board of Directors now desires to amend the Plan and the Options, except for the Director Options.

        NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan and the Options, other than the Director Options, are hereby amended as follows:

        1.     Article V, Section 3(b) is amended to read as follows:

               "(b) Liquidation or Change in Control. In the event of any dissolution or liquidation of the Company, or any "Change in Control" (as defined below), the vesting period of all unvested and partially vested Options shall automatically be accelerated, and all such Options shall be exercisable in full immediately prior to the effective time of such transaction. The Company shall give to each holder of Employee Options written notice of such transaction or proposed transaction at least thirty days prior to the effective time of the transaction, or, if thirty days' prior written notice is not feasible, then such notice as is feasible under the circumstances, so that the holders of such Options will have the opportunity to exercise them prior to the effective time of the transaction."

                      (i) For purposes of this Plan, a "Change in Control"
               occurs on the first day any one or more of the following occurs:

                             (A) any person (as such term is used in Sections
                      13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange Act) but excluding all "Excluded Persons" (as defined in paragraph (ii)), becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing (A) 40% or more of the combined voting power of all of the Company's outstanding securities entitled to vote generally in the election of the Company's directors, or (B) 40% or more of the combined shares of the Company's capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Company;

                             (B) the consummation of any merger,
                      consolidation, reorganization or share exchange involving the Company, unless the

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                      holders of the Company's capital stock outstanding
                      immediately before such transaction own more than 50% of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the surviving entity after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Company's capital stock immediately before such transaction;

                             (C) the consummation of any sale or other
                      disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Company's assets to a person whose acquisition of 40% or more of the combined shares of the Company's capital stock then outstanding would have caused a Change in Control under paragraph (i)(A)); or

                             (D) the "Continuing Directors" (as defined in
                      paragraph (iii)) cease to be a majority of the Company's directors.

                      (ii) For purposes of this Plan, the "Excluded Persons"
               are (i) the Company's Chairman of the Board, Chief Executive Officer, Vice Chairman of the Board and President (collectively, the "Executives"), (ii) any "group" (as that term is used in Section 13(d) of the Exchange Act and the rules thereunder) that includes any of the Executives or in which any of the Executives is, or has agreed to become, an equity participant, (iii) any entity in which any of the Executives is, or has agreed to become, an equity participant, (iv) the Company, (v) any subsidiary of the Company, (vi) any employee benefit plan of the Company or any subsidiary of the Company or the related trust, (vii) any entity to the extent it is holding capital stock of the Company for or pursuant to the terms of any employee benefit plan of the Company or any subsidiary of the Company, and (viii) any director, officer or beneficial owner of at least 10% of the Company's outstanding Common Stock as of the date of this Agreement. For purposes of this Agreement, none of the Executives shall be deemed an "equity participant" in any group or entity (i) in which such Executive owns for investment purposes only no more than 5% of the stock of a publicly-traded entity whose stock is either listed on a national stock exchange or quoted in The NASDAQ National Market, if such Executive is not otherwise affiliated with such group or entity, or (ii) if such Executive's participation is fully-disclosed to, and approved by, the Company's Board of Directors and the Continuing Directors before the Change in Control occurs.

                      (iii) For purposes of this Plan, the "Continuing
               Directors" are the directors of the Company as of December 18, 1995, and any person who subsequently becomes a director if such person is appointed to be a director by a majority of the Continuing Directors or if such person's initial nomination for election or initial election as a director is recommended or approved by a majority of the Continuing Directors.



Dated:  January 24, 1996


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